Exhibit 99.5

中华人民共和国

采矿许可证

（副本）

证号：5200000238714

采矿权人：贵州宇丰熔料有限公司

地　　址：修文县龙场镇高仓村

矿山名称：贵州宇丰熔料有限公司铝土矿山

经济类型：有限责任公司

开采矿种：铝土矿

开采方式：地下开采

生产规模：15万吨/年

矿区面积：0.3879平方公里

有效期限：壹拾伍年自2005年10月至2020年10月

发证机关

（采矿登记专用章）

贵州省国土资源厅 专用章

二00五　年　月　日

中华人民共和国国土资源部印制

矿区范围拐点坐标：

点号	X坐标	Y坐标
1	2965220	36366465
2	2964625	36366790
3	2964410	36366550
4	2964410	36366150
5	2964630	36366200
6	2964820	36366055
7	2965055	36366110

贵州省国土资源厅 矿山年检专用章

贵州省国土资源厅 矿山年检专用章

贵州省国土资源厅 矿山年检专用章

贵州省国土资源厅 矿山年检专用章

贵州省国土资源厅 矿山年检专用章

贵州省国土资源厅 矿山年检专用章

开采深度：由1400米至1150米共7个拐点

People’s Republic of China
Mining Licence
(Copy)
No. 5200000238714
Authorised Mining Representative: Guizhou Yufeng Melt Co., Ltd	Coordiantes of the Mining Area:
Location: Gaocang Village Longchang Town Xiuwen County	No. X Coordiante Y Coordiante
Name of the Mine: Aluminium Mine of Guizhou Yufeng Melt Co., Ltd	1. 2965220, 36366465
Type of Company: Limited Liabilty Company	2. 2964625, 36368790
Tpye of Mining: Aluminium	3. 2964410, 36366550
Method of Mining: Underground	4. 2964410, 36368150
Production Scale: 150,000 tons/year	5. 2964630, 36366200
Area of the Mine: 0.3879 sq km	6. 2964820, 36366055
Date of Expriry: Oct, 2005 to Oct, 2020	7. 2965055, 36366110
Date: Sep 6, 2005	Mining Depth: From 1,400 m to 1,150 m, with totally 7 inflexions